UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2020 (May 20, 2020)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Sanders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01.	Entry into Material Definitive Agreement.

13% Senior Secured Notes due 2024

In accordance with the Merger Agreement (as defined below), Assertio Holdings, Inc. (“Assertio Holdings” or the “Company”) has assumed $95 million of 13% senior secured notes due 2024 (the “Secured Notes”) issued pursuant to an indenture (the “Existing Indenture”) entered into on January 31, 2019 by and among Zyla Life Sciences, the guarantors party thereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB (as successor to U.S. Bank National Association), as trustee and collateral agent (the “Trustee”).

As of the Effective Time (as defined below), the Existing Indenture was modified by a Supplemental Indenture (the “Supplemental Indenture” and the Existing Indenture, as so modified, the “Indenture”), pursuant to which Assertio Holdings (the “Issuer”) assumed the obligations as issuer of the Secured Notes and the subsidiaries of Assertio Holdings became guarantors of the Secured Notes. The Supplemental Indenture, among other things, provides for certain amendments to the restrictive covenants in the Indenture. Interest on the Secured Notes accrues at a rate of 13% per annum and is payable semi-annually in arrears on May 1 and November 1 of each year (each, a “Payment Date”). The Indenture also requires amortization payments of outstanding principal on the Secured Notes equal to 10% per annum, payable semi-annually on each Payment Date.

The Secured Notes are senior secured obligations of the Issuer and are secured by a lien on substantially all assets of the Issuer and the guarantors. The stated maturity date of the Secured Notes is January 31, 2024. Upon the occurrence of a Change of Control, subject to certain conditions (as defined in the Indenture), holders of the Secured Notes may require the Issuer to repurchase for cash all or part of their Secured Notes at a repurchase price equal to 101% of the principal amount of the Secured Notes to be repurchased, plus accrued and unpaid interest to the date of repurchase. The Merger does not constitute a Change of Control.

The Issuer may redeem the Secured Notes at its option, in whole or in part from time to time, at a redemption price equal to 100% of the principal amount of the Secured Notes being redeemed, plus accrued and unpaid interest, if any, through the redemption date. No sinking fund is provided for the Secured Notes.

Pursuant to the Indenture, Assertio Holdings and its restricted subsidiaries must also comply with certain covenants, including limitations on the incurrence of debt; the issuance of preferred and/or disqualified stock; the payment of dividends and other restricted payments; the prepayment, redemption or repurchase of subordinated debt; mergers, amalgamations or consolidations; engaging in certain transactions with affiliates; and the making of investments. In addition, the Issuer must maintain a minimum level of consolidated liquidity, based on unrestricted cash on hand and availability under any revolving credit facility, equal to the greater of (1) the quotient of the outstanding principal amount of the Secured Notes divided by 9.5 and (2) $7.5 million.

The Indenture contains customary events of default with respect to the Secured Notes.

The foregoing description of the Indenture is not complete and is subject to and entirely qualified by reference to the full text of the Indenture filed herewith as Exhibits 4.1 and 4.2.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

On May 20, 2020, Assertio Holdings completed the previously announced merger pursuant the Agreement and Plan of Merger (the “Merger Agreement”) by and between Assertio Therapeutics, Inc., a Delaware corporation (“Assertio”), Zyla Life Sciences, a Delaware corporation (“Zyla”), Assertio Holdings (formerly known as Alligator Zebra Holdings, Inc.), Alligator Merger Sub, Inc., a Delaware corporation (“Assertio Merger Sub”), and Zebra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Zebra Merger Sub merged with and into Zyla on May 20, 2020 effective as of the filing of the certificate of merger with the Delaware Secretary of State (the “Effective Time”), with Zyla continuing as the surviving corporation and wholly-owned subsidiary of Assertio Holdings (the “Merger”). On May 20, 2020, in connection with the consummation of the Merger, Assertio Therapeutics transferred its convertible secured note issued by NES Therapeutics to Alligator IP, LLC, a wholly-owned subsidiary of Assertio Holdings, in consideration for a $3 million intercompany payment.

Pursuant to the Merger, at the Effective Time, each issued and outstanding share of common stock, par value $0.001 per share, of Zyla (the “Zyla Common Stock”) was canceled and automatically converted into the right to receive as merger consideration (the “Merger Consideration”) 2.5 shares (the “Exchange Ratio”) of common stock, par value $0.0001 per share, of the Company (the “Parent Common Stock”). On a pro forma basis, the holders of Zyla Common Stock hold in the aggregate approximately 32% of the issued and outstanding capital stock of the Company immediately after the Effective Time.

Also pursuant to the Merger Agreement: (i) each Zyla stock option, whether vested or unvested, that was outstanding was assumed by the Company and thereafter represents the right to purchase shares of Parent Common Stock, as adjusted to reflect the Exchange Ratio, on the same terms and conditions as were applicable to such Zyla stock option as of immediately prior to the Effective Time (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided under such option), (ii) each Zyla restricted stock unit, whether vested or unvested, that was outstanding was cancelled at the Effective Time in exchange for fully-vested Parent Common Stock, and (iii) each Zyla warrant to purchase shares of Zyla Common Stock that was issued and outstanding will be cancelled at the Effective Time in exchange for a warrant to purchase shares of Parent Common Stock, as adjusted to reflect the Exchange Ratio, on the same terms and conditions as were applicable to such Zyla warrant as of immediately prior to the Effective Time.

The foregoing description of the Merger Agreement is not complete and is subject to and entirely qualified by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission on March 17, 2020 as Exhibit 2.1 to Assertio Therapeutics’ Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Karen A. Dawes, James P. Fogarty and James J. Galeota, Jr. resigned from the board of the Company effective as of May 19, 2020. From and after the Effective Time, pursuant to the terms of the Merger Agreement the board of directors will be comprised of nine persons: Arthur J. Higgins, as the non-executive chairman of the board, Heather L. Mason, William T. McKee, Peter D. Staple, James L. Tyree, David E. Wheadon, Todd N. Smith, Timothy P. Walbert, as the lead independent director of the board of directors, and Andrea Heslin Smiley. The composition of the board and its committees is summarized in the table below:

Directors

Name	Age	AC	CC	NCG
Arthur J. Higgins	64
Todd N. Smith	51
Heather L. Mason	59	X	X
William T. McKee	58	C	X
Andrea Heslin Smiley	52	X		X
Peter D. Staple	68	X		C
James L. Tyree	67		C	X
Timothy P. Walbert	53		X
David E. Wheadon	62			X

AC	Audit Committee
CC	Compensation Committee
NGC	Nominating and Corporate Governance Committee
C	Committee Chairperson

Biographical information about Assertio Holdings’ directors is included in Assertio Holdings’ Form S-4, as amended, under “Chapter II—Information About The Assertio Annual Meeting And Other Proposals—Board of Directors and Director Nominees” and “Chapter III—Information About The Zyla Special Meeting And Other Proposals The Zyla Special Meeting—Information About Zyla Directors And Officers Of The Combined Company” and is incorporated by reference herein.

The following persons are the executive officers of Assertio Holdings upon consummation of the Merger with the following positions and titles:

Executive Officers

Name	Age	Position with Assertio Holdings
Todd N. Smith	51	President and Chief Executive Officer
Mark Strobeck, Ph.D.	49	Executive Vice President and Chief Operating Officer
Daniel A. Peisert	45	Executive Vice President and Chief Financial Officer
Megan Timmins	48	Senior Vice President, General Counsel and Secretary

Biographical information about Assertio Holdings’ executive officers is included in Assertio Holdings’ Form S-4, as amended, under “Chapter II—Information About The Assertio Annual Meeting And Other Proposals—Executive Officers” and “Chapter III—Information About The Zyla Special Meeting And Other Proposals The Zyla Special Meeting—Information About Zyla Directors And Officers Of The Combined Company” and is incorporated by reference herein.

Timothy P. Walbert and Andrea Heslin Smiley, each of whom is a Zyla designee and therefore a newly appointed member of the board of directors, received upon appointment an award of restricted stock units having a value of $190,000 based on the Fair Market Value (as defined in the Assertio Holdings Amended and Restated 2014 Omnibus Incentive Plan ) of Assertio Holdings' common stock as of the date of grant that vest in three equal installments on the first three anniversaries of their respective appointments.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 20, 2020, Assertio Holdings adopted a Code of Conduct (the “Code”) that was approved by the Board of Directors on May 20, 2020, and which applies to all directors, officers and employees of Assertio Holdings and its subsidiaries and controlled affiliates. The description of the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Assertio Therapeutics, Inc., Alligator Zebra Holdings, Inc., Alligator Merger Sub, Inc., Zebra Merger Sub, Inc. and Zyla Life Sciences, dated as of March 16, 2020 (incorporated by reference to Exhibit 2.1 to Assertio’s Current Report on Form 8-K filed March 17, 2020)

4.1	Indenture by and among Assertio Holdings (replacing Zyla Life Sciences) and Wilmington Savings Fund Society (replacing U.S. Bank National Association) dated as of January 31, 2019 (incorporated by reference to Exhibit 4.1 to Zyla’s Current Report on Form 8-K filed on February 1, 2019)

4.2	Supplemental Indenture by and among Assertio Holdings and Wilmington Savings Fund Society dated as of May 20, 2020

14.1	Assertio Holdings, Inc. Code of Conduct

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020

ASSERTIO HOLDINGS, INC.

/s/ Todd N. Smith
Todd N. Smith
President and Chief Executive Officer